UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2024

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	333-269862	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKU	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Extension of Material Definitive

Extension of Merger Agreement

On August 11, 2023, Oak Woods Acquisition Corporation, a Cayman Islands corporation (“Oak Woods”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Oak Woods Merger Sub, Inc., a Cayman Islands corporation and a wholly owned subsidiary of Oak Woods (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands corporation (“Huajin”) and Xuehong Li, in his capacity as the representative of the Huajin shareholders (the “Shareholders’ Representative”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Huajin (the “Merger”), with Huajin surviving the merger in accordance with the Companies Act (As Revised) of the Cayman Islands as a wholly- owned subsidiary of Oak Woods (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

Prior to the consummation of the Merger, the holders of a majority of Oak Woods’s Ordinary Shares attending a shareholder’s meeting (at which there is a quorum) must approve the transactions contemplated by the Merger Agreement (the “Shareholder Approval”). In connection with obtaining the Shareholder Approval, Oak Woods is required to call a special meeting of its Ordinary Shareholders and prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all shareholders entitled to vote at the meeting.

Because the parties to the Business Combination intend to continue to work to effectuate the Business Combination in furtherance of its prior filings, they have amended the Merger Agreement on June 26, 2024 to, among other modifications, extend the date by which a Business Combination is required to be completed to September 28, 2024 (the “First Amendment to the Merger Agreement”).

Item 8.01. Other Events.

On June 28, 2024, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the business combination completion window would be extended until September 28, 2024 because the Company’s Sponsor, Whale Bay International Company Limited has timely deposited $575,000 in the Company’s trust account, representing $0.10 per Unit as additional interest on the proceeds in the trust account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
2.1	First Amendment to the Merger Agreement entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative on June 26, 2024
99.1	Press Release, dated June 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK WOODS ACQUISITION CORPORATION

June 28, 2024	By:	/s/ Lixin Zheng
		Name:	Lixin Zheng
		Title:	Chief Executive Officer

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